CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made as of the 15th day of February 2007.

BETWEEN:

InfoLinx Communications Ltd.., a B.C. corporation, having an office located at 180 Pemberton Avenue, North Vancouver, British Columbia, V7P 2R5

(The "Company")

AND:

0719639 B.C. Ltd. DBA Anderson Marketing Services
483 East 1st Street
North Vancouver, B.C.
(The "Consultant")

A. The Company is a British Columbia corporation.

B. The Company creates Interactive Television Channels, that run on a number of interactive digital TV platforms, that allow print type content to be distributed and displayed on a television, on demand. Channels are designed to provide select channel content at high speed, free of charge, in a user friendly format. Channels are designed to focus on particular geographic areas and allow for the efficient distribution of information usually found in Newspapers, Direct Mail and Yellow Pages type directories. Directories are designed to be easily navigated with a standard TV remote control and present content at high speed with colourful graphics and enhanced audio.

C. The Company has the need to acquire the skills of the Consultant for the purpose of performing the following duties:

To create and develop sales and marketing strategies that increase the Company's profile within the investment community. To execute on these proposed strategies that enables the Company to develop relationships with investment and strategic partners and such other duties as assigned by the Board of Directors; and

D. The Company wishes to retain the services of the Consultant on the terms and conditions of this Agreement to perform the functions described in C. above.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. *RETAINER OF CONSULTANT*

1.1 The Company hereby retains the Consultant in such capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Consultant shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

Developing relationships with investment and strategic partners

and providing such other services as the Company, its President or its Board of Directors may reasonably request and which may be within the Consultant's capability to perform.

2. *TERM*

2.1 The term of this Agreement shall be for a period of three months commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement shall be renewed no later than one (1) month prior to the expiry of its term provided the terms can be agreed upon by the parties hereto in writing.

3. CONSULTING FEES

3.1 In consideration of the Consultant's services under this Agreement, the Company shall pay to the Consultant a fee of $10,000.00 in Canadian funds that will be payable by issuing 100,000 common shares in InfoLinx Communications Ltd.

3.2 The Company shall reimburse the Consultant for all reasonable and / or pre-agreed expenses incurred by the Consultant in furtherance of the Company's business. The Consultant shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Consultant acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

4. *CONFIDENTIAL INFORMATION*

4.1 The Consultant acknowledges that, in the course of providing services to the Company, it will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Consultant agrees that it will not, either during the term of this Agreement or for a period of one (1) year thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement. The Consultant shall ensure that its employees, directors and officers are made aware of this confidential treatment of information and shall not disclose confidential information of the Company to these persons until it has satisfied itself that no confidential information will be disclosed by these persons without the Company's consent.

5. *DEVOTION OF TIME AND LIMITED NON-COMPETITION*

5.1 During the term and any renewal of this Agreement, the Consultant shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the parties agree that the Consultant may provide services similar to those provided to the Company to other companies provided that these other companies do not directly compete with the Company.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6. RELATIONSHIP OF PARTIES AND OWNERSHIP OF WORK PRODUCT

6.1 Nothing in this Agreement shall create between the parties a partnership, joint venture or other relationship than that of a Company hiring a consultant.

6.2 Nothing in this Agreement shall create in the Consultant any intellectual property rights or interests in and to the trademarks, tradenames, software or other assets of the Company or its affiliated companies. The Company has full right to and ownership of any work product created by the Consultant unless otherwise agreed, in writing, between the Company and the Consultant.

6.3 In recognition of the Company's concern that security regarding its source code, software and software configuration be maintained, where the Consultant is working with electronic materials concerning the Company's source code, software and configuration, he or she will be required to perform the work at the Company's offices on the Company's computer or other technology equipment. The Consultant agrees not to maintain, outside of the Company's offices, any copies of the Company's software, source code or means of configuring caching servers.

7. *TERMINATION OF AGREEMENT*

7.1 This Agreement may be terminated by either party at any time, with cause, by giving the other party written notice of such termination at least seven (7) days prior to the termination date set forth in such written notice.

7.2 Upon termination of this Agreement for any reason, the Consultant shall promptly deliver the following in accordance with the directions of the Company:

(a) A final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) All documents (in electronic or written form) pertaining to the Company or this Agreement, including but not limited to all brochures, product promotional materials, books of account, correspondence, records and contracts provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

7.3 Subject to Section 5, the parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity", which are usually applied only to the directors and senior officers of a company, apply to the Consultant upon termination.

7.4 Upon termination of this Agreement, the Consultant shall be entitled to receive as full and sole compensation in discharge of obligations of the Company to the Consultant under this Agreement, all sums due and payable under this Agreement to the date of termination and the Consultant shall have no right to receive any further payments.

8. *MISCELLANEOUS*

8.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

8.2 This Agreement may not be assigned by either party without the prior written consent of the other. This agreement supersedes any replaces any previous agreement, written or oral, between the parties and corrects any deficiencies or errors in said previous agreements.

8.3 This Agreement shall be construed under and governed solely by the laws of British Columbia and the law of Canada applicable therein.

8.4 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

InfoLinx Communications Ltd..
by its authorized signatory:

Matthew Jones, President

Accepted by:

0719639 BC Ltd.
Full legal or Corporate Name of Consultant

Signature of Consultant or Authorized Signatory